Exhibit 10.1

REVIV3 PROCARE

CONTRIBUTION AGREEMENT

This Contribution Agreement (“Agreement”), dated as of June 1, 2015, is made by and between REVIV3 PROCARE, LLC, a Delaware limited liability company (“Transferor”), and REVIV3 PROCARE COMPANY, a Delaware corporation (“Transferee”).

WHEREAS, Transferor and Transferee desire to enter into this Agreement pursuant to which Transferor will convey certain assets and liabilities to Transferee, and Transferee will issue shares of its capital stock to Transferor, all on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Contribution of Assets. On the terms and subject to the conditions set forth in this Agreement, each Transferor hereby contributes, transfers, assigns, conveys and delivers to Transferee, and Transferee does hereby acquire and accept from each Transferor, all right, title and interest in, to and under the assets used in, or related to, the development, production, marketing and distribution of hair and beauty products (the “Business”), which are used or held for use by such Transferor in connection with the Business (the “Assumed Assets”), free and clear of liens and encumbrances, including without limitation, the assets described on the Assumed Assets Schedule. Notwithstanding any provision in this Section 1 to the contrary, the Assumed Assets shall expressly exclude all of the assets set forth on the Excluded Assets Schedule hereto.

2.           Assumed Liabilities.

(a)            On the terms and subject to the conditions set forth in this agreement, Transferee hereby assumes, and shall perform, pay and discharge all of the liabilities and obligations of the Transferor set forth on Assumed Liabilities Schedule (collectively, the “Assumed Liabilities”). Nothing contained herein shall prevent Transferee or its affiliates from contesting in good faith any of the Assumed Liabilities with any third-party obligee.

(b)            Each Transferor acknowledges and agrees that the Assumed Liabilities are the only liabilities and obligations related to the Business which Transferee is assuming hereunder, and that such Transferor is retaining, and is and shall be liable for all liabilities and obligations relating to the Business, other than the Assumed Liabilities.

3.           Consideration. As consideration for the contribution of the Assumed Assets from Transferor, Transferee agrees to issue to Transferor an aggregate of Twenty Eight Million (28,000,000) shares of Common Stock of Transferee, comprising approximately 70% of the issued and outstanding shares of capital stock of Transferee on the date hereof.

4.           Representations and Warranties of the Transferor.

(a)            Organization of Transferor. Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

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(b)            Authority. Transferor has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Transferor has obtained all necessary approval as a limited liability company for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferor, and (assuming due authorization, execution and delivery by Transferee) shall constitute such Transferor’s, legal, valid and binding obligation, enforceable against it in accordance with its terms, as applicable.

(c)            Ownership and Transfer of Assets. Transferor has valid, good and marketable title to, or in the case of leased or subleased Assumed Assets, valid and subsisting leasehold interests in, all of the Assumed Assets, and such Assumed Assets are free and clear of all liens and encumbrances. Transferor has the unrestricted right to contribute, sell, transfer, assign, convey and deliver to Transferee all right, title and interest in and to, or in the case of leased or subleased Assumed Assets, all right, title and interest in and to the leasehold interest relating to, the Assumed Assets without penalty or other adverse consequences. The Assumed Assets comprise all of the properties and assets (whether tangible or intangible) necessary for the conduct of the Business as presently conducted (or presently intended to be conducted).

5.           Representations and Warranties of the Transferee.

(a)            Organization of Transferee. Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)            Authority. Transferee has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Transferee has obtained all necessary approval as a limited liability company for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferee and (assuming due authorization, execution and delivery by Transferor) shall constitute Transferee’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

6.           Employee Matters.

(a)            Transfer of Employees. On the date hereof, Transferor shall hire certain of Transferor’s employees, all of whom are listed on Employee Schedule (collectively, the “Transferred Employees”). The Transferred Employees shall be employed by Transferee on terms and conditions offered to such Transferred Employees by Transferee.

7.           Further Assurances.

(a)            Transferor and Transferee each agree to execute or cause their subsidiaries to execute any and all documents and instruments of transfer, assignment, assumption or novation, bills of sale, endorsements, deeds and other instruments of conveyance and transfer with respect to the Assumed Assets effecting the sale, transfer, assignment and conveyance of the Assumed Assets to Transferee, and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement. Transferee further agrees to execute and deliver to Transferor such undertakings of assumption as such Transferor may reasonably request to reflect Transferee’s assumption of the Assumed Liabilities.

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(b)            This Agreement shall not constitute an assignment of any claim, asset, right, contract, permit or license if the attempted assignment thereof without the consent of the other party thereto would constitute a material breach thereof or in any way adversely and materially affect the rights of either Transferor thereunder. If such consent is not obtained, or if any attempted assignment thereof would be ineffective or would adversely and materially affect the rights of such Transferor thereunder so that Transferee would not in fact receive all such rights, then (a) only the proceeds of such claim, asset, right, contract, permit or license shall be deemed to have been transferred to Transferee pursuant hereto and such Transferor shall otherwise retain such claim, asset, right, contract, permit or license, and (b) Transferor hereby engages Transferee, and Transferee hereby accepts the engagement, to act as the attorney-in-fact of such Transferor in order to obtain for Transferee the benefit of such claim, asset, right, contract, permit, franchise or license. From and after the date hereof, (i) Transferor shall use its best efforts to obtain or satisfy all such consents, approvals, authorizations, notices, filings, exemptions and other requirements necessary, appropriate, and material for the transfer of the Assumed Assets and the assumption of the Assumed Liabilities contemplated hereby, (ii) to the extent that the MSG Contract (as defined in the Assumed Assets Schedule) is not assignable by either Transferor after complying with the procedures set forth in subsection (i) above, such Transferor shall use its best efforts to subcontract all services and rights contemplated thereunder to Transferee, and (iii) Transferor shall not provide any services under the MSG Contract or otherwise engage in, directly or indirectly, any business that competes with the Business.

8.           Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

9.           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.         No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

11.         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

12.         Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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13.         Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of California in each case located in the city of Los Angeles and County of Los Angeles, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REVIV3 PROCARE, LLC

By:	/s/ Roger Davis
Name:	Roger Davis
Title:	Managing Director

REVIV3 PROCARE COMPANY

By:	/s/ Roger Davis
Name:	Roger Davis
Title:	Chief Executive Officer

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ASSUMED ASSETS SCHEDULE

A.	Intangible Assets

All of the following whether arising under the laws of the United States or of any foreign or multinational jurisdiction: (i) inventions (whether patentable or unpatentable), all improvements thereto, patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, substitutions, renewals, extensions and reexaminations of any of the foregoing, and all rights in any of the foregoing provided by international treaties or conventions; (ii) trademarks, service marks, trade names, service names, trade dress, logos and other source or business identifiers, including all goodwill associated with any of the foregoing, and any and all common law rights in and to any of the foregoing, registrations and applications for registration of any of the foregoing, all rights in and to any of the foregoing provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing; (iii) Internet domain names; (iv) copyrightable works, copyrights, moral rights, mask work rights, database rights and design rights, whether or not registered, and all registrations and applications for registration of any of the foregoing, and all rights in and to any of the foregoing provided by international treaties or conventions; (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (vi) copies and tangible embodiments of any of the foregoing (in whatever form or medium); (vii) licenses and other rights to any of the foregoing; (viii) related ownership, use and other intellectual property and intangible asset rights in and to any of the foregoing (including the right to sue for past, present and future infringements or misappropriations thereof); and (ix) any other intellectual property rights of Transferor, whether registrable or unregistrable.

B.	Tangible Assets

CASH and CASH EQUIVALENTS. The Balance as of the 31st day of May 2015:

Wells Fargo LLC Checking	$798.81
Wells Fargo LLC Savings	$1000.83
Wells Fargo OPS Checking	$4932.98
Wells Fargo OPS Savings	$500.41
Total Cash and Cash Equivalents	$7233.03

CURRENT ASSETS.

ACCOUNTS RECEIVABLE. The balance of the Accounts Receivable as of the 31st day of May 2015:

Accounts Receivable	$16,369.60

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INVENTORY. The Stock Value and Unit availability count per the REVIV3 Procare Inventory Report as of the 31st day of May 2015:

Product Name	StockValue	Available
1.7oz/50ml 12 Pack Shipper - Z65715	$39.05	55
1.7oz/50ml BOOST - Biotin Cellular Complex	$8,906.48	1,497
1.7oz/50ml BOOST - BOX - NSTE w/False Top & Bottom - 2 X 1.375 X 6.125 - SBS/0.02 - 5 Color + 1 Foil - Emboss, Spot UV and Soft Touch - PO55347	$3,590.94	5,984
10.1oz/300ml 12 Pack Shipper - Z65719	$110.96	292
10.1oz/300ml PREP - 50mmX205mm White LDPE Coated Matte Tube w/CC 50mm Glossy Flip Top Cap & Foil Seal - 3 Color Screen Printed	$4,054.04	11,001
10.1oz/300ml PREP - Cleanser/Shampoo	$6,800.91	2,913
10.1oz/300ml PREP Label - 1.5” Circular Folded Onsert Label 6 Panel - Size 6.32“X1.5” - 60# Gloss Paper/White BOPP Base - Permanent Adhesive – Gloss Overlaminate - 3” Core - 2,500 Labels Per Roll - Off Bottom #2	$781.05	12,300
10.1oz/300ml PRIME - 50mmX205mm White LDPE Coated Matte Tube w/CC 50mm Glossy Flip Top Cap & Foil Seal - 5 Color Screen Printed	$4,477.33	10,889
10.1oz/300ml PRIME - Moisture+ Conditioner	$7,390.04	3,327
10.1oz/300ml PRIME Label - 1.5” Circular Folded Onsert Label 6 Panel - Size 6.32“X1.5” - 60# Gloss Paper/White BOPP Base - Permanent Adhesive - Gloss Overlaminate - 3” Core – 2,500 Labels Per Roll - Off Bottom #2	$789.37	12,431
2.6oz/75ml TREAT - 24-410 White Smooth Extended Straight Nozzle Sprayer 0.14cc w/4.843"-123mm Dip Tube - SS Spring - Gasket	$1,580.00	10,000
2.6oz/75ml TREAT - Custom Mold 24/410 35.69mm X 123.24mm 3oz. White Cylinder Soft Touch Bottle - 4 Color Screen Print	$2,436.17	10,236
2.6oz/75ml TREAT - Micro-Activ3 Treatment Spray	$643.78	411
2.6oz/75ml TREAT Label-V2 - 1.75” Rectangular Folded Onsert Label 6 Panel - Size 5.0625“X1.75” - 60# Gloss Paper/White BOPP Base - 3 Colors - Permanent Adhesive – Gloss Overlaminate - 3” Core - 2,500 Labels Per Roll – Off Bottom #2	$21.30	300
25.4oz/750ml 12 Pack Shipper - Z65720	$40.15	55
25.4oz/750ml PREP - Cleanser/Shampoo	$1,987.41	357
25.4oz/750ml PREP - Cleanser/Shampoo –
Product & Fill - ES43-041A	$22.27	12
25.4oz/750ml PREP - Custom Mold 24/410 70mmX240mm White HDPE Cylinder Soft Touch Bottle with Logo Embossing – 3 Color Silk Screen	$908.23	2,028
25.4oz/750ml PREP - Custom Mold 24/410 70mmX240mm White HDPE Cylinder Soft Touch Bottle with Logo Embossing – 3 Color Silk Screen	$22.27	3,397

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Product Name	StockValue	Available
25.4oz/750ml PRIME - Custom Mold 24/410 70mmX240mm White HDPE Cylinder Soft Touch Bottle with Logo Embossing – 5 Color Silk Screen	$1,179.93	1,968
25.4oz/750ml PRIME - Moisture+ Conditioner	$2,348.99	459
5.1oz/150ml 12 Pack Shipper - Sprayer - Z65717	$234.93	573
5.1oz/150ml 12 Pack Shipper - Tube - Z65716	$216.00	540
5.1oz/150ml MEND - 38mmX180mm White LDPE Coated Matte Tube w/CC 50mm Glossy Flip Top Cap & Foil Seal - 4 Color Screen Printed	$3,008.88	9,552
5.1oz/150ml MEND - Deep Repair Hair Masque	$2,408.58	1,588
5.1oz/150ml MEND Label - 1.75” Rectangular Folded Onsert Label 6 Panel - Size 5.0625“X1.75” - 60# Gloss Paper/White BOPP Base - 3 Colors – Permanent Adhesive - Gloss Overlaminate – 3” Core - 2,500 Labels Per Roll - Off Bottom #2	$120.52	688
5.1oz/150ml MEND Label-V2 - 1.75” Rectangular Folded Onsert Label 6 Panel - Size 5.0625“X1.75” – 60# Gloss Paper/White BOPP Base - 3 Colors – Permanent Adhesive - Gloss Overlaminate - 3” Core - 2,500 Labels Per Roll - Off Bottom #2	$710.00	10,000
5.1oz/150ml PREP - 38mmX180mm White LDPE Coated Matte Tube w/CC 50mm Glossy Flip Top Cap & Foil Seal - 3 Color Screen Printed	$2,937.91	9,959
5.1oz/150ml PREP - Cleanser/Shampoo	$61.92	45
5.1oz/150ml PREP Label-V2 - 1.75” Rectangular Folded Onsert Label 6 Panel - Size 5.0625” X1.75” – 60# Gloss Paper/White BOPP Base - 3 Colors – Permanent Adhesive - Gloss Overlaminate – ” Core - 2,500 Labels Per Roll - Off Bottom #2	$24.85	350
5.1oz/150ml PRIME - 38mmX180mm White LDPE Coated Matte Tube w/CC 50mm Glossy Flip Top Cap & Foil Seal - 5 Color Screen Printed	$3,223.37	9,622
5.1oz/150ml PRIME Label-V2 - 1.75” Rectangular Folded Onsert Label 6 Panel - Size 5.0625“X1.75” – 60# Gloss Paper/White BOPP Base - 3 Colors – Permanent Adhesive - Gloss Overlaminate – 3” Core - 2,500 Labels Per Roll - Off Bottom #2	$24.85	350
5.1oz/150ml TREAT - 24-410 White Smooth Extended Straight Nozzle Sprayer 0.14cc w/5.984"-152mm Dip Tube - SS Spring - Gasket	$677.99	4,913
5.1oz/150ml TREAT - Custom Mold 24/410 40.84mm X 151.33mm 5oz. White Cylinder Soft Touch Bottle - 4 Color Screen Print	$17.21	70
5.1oz/150ml TREAT - Micro-Activ3 Treatment Spray	$5,769.52	2,107
5.1oz/150ml TREAT Label-V2 - 1.75” Rectangular Folded Onsert Label 6 Panel - Size 5.0625“X1.75” – 60# Gloss Paper/White BOPP Base - 3 Colors – Permanent Adhesive - Gloss Overlaminate – 3” Core - 2,500 Labels Per Roll - Off Bottom #2	$355.00	5,000
6.8oz/200ml 12 Pack Shipper - Z65718	$399.30	1,210

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Product Name	StockValue	Available
6.8oz/200ml PROTECT - 24/410 200ml Non-Aerosol Tubular White Soft Touch HDPE Co-Ex Bottle (#5286) - 5 Pass Color Screen Print	$127.04	195
6.8oz/200ml PROTECT - Thermal Protector	$4,172.31	2,502
6.8oz/200ml THICKEN - Thickening Spray	$4,991.11	2,527
6.8oz/200ml THICKEN/PROTECT - 200ml Angular Non-Aerosol Overcap - White Matte COPP (#8324)	$60.89	451
D2C Brochure	$4,841.68	4,474
D2C SHIPPER BOX - CAD#10584 - 17 X 11 1/16 X 2 1/8 - White 2 sides w/4 Color Print exterior and Green Floodcoat interior PMS 5487c with reverse print- Z66988-1	$4,311.15	2,080
Introductory Kit 30 Day	$3,351.49	632
Introductory Kit 30 Day (V2) - INSERT – Lock End Sleeve w/Cutouts - 7.28125 X 0.75 X 7.875 - SBS/0.02 - W/0.02 - PO58542	$-	57
Introductory Kit 30 Day (V2) - INSERT - Lock End Sleeve w/Cutouts - 7.28125 X 0.75 X 7.875 - SBS/0.02 - W/0.02 - PO58542	$-	300
Introductory Kit 30 Day - BOX - NSTE w/False Bottom and Diecut Holes - 7.375 X 1.625 X 8 - SBS/0.02 - 5 Color - Spot UV and Soft Touch - PO55134	$2,582.16	3,380
Introductory Kit 30 Day - INSERT - CAD# 10584B - 22 5/8 X 16 - White with 100% Floodcoat Green PMS 5487c - Z66535-1	$3,354.74	2,222
Introductory Kit 30 Day - INSERT - Die Cut Insert - 7.3125 X 1.5 X 4.75 - SBS/0.02 – White - PO55136	$-	3,443
Introductory Kit 30 Day - Italian Version – BOX - NSTE w/False Bottom and Diecut Holes - 7.375 X 1.625 X 8 – SBS/0.02 - 5 Color - Spot UV and Soft Touch - PO55134	$145.91	191
Introductory Kit 30 Day - WINDOW INSERT – 7.3181 X 7.9795 - P056203 - SBS/0.02 – 6 Colors + UV Coating (6/1) - 330344/522746	$579.12	2,979
Introductory Kit 30 Day ENGLISH (V2) - BOX – NSTE w/Diecut Holes & Catlocks - 7.3375 X 1.625 X 8 - SBS/0.20 - W 0.02 - 5 Color - Spot UV and Soft Touch - PO58850	$271.80	300
Introductory Kit 30 Day ITALIAN (V2) - BOX – NSTE w/Diecut Holes & Catlocks - 7.3375 X 1.625 X 8 - SBS/0.20 - W 0.02 - 5 Color – Spot UV and Soft Touch - PO58850	$121.40	134
KIT - 30 Day Trial Kit	$3,436.08	468
Kit Box 12 Pack Shipper - Z65721	$390.00	650
PREP PUMP - 24/410, 2cc, Custom Color Yellow/Green 24mm Pump (PMS368C)	$461.06	3,129
PREP PUMP - 24/410, 2cc, Custom Color Yellow/Green 24mm Pump (PMS368C)	$22.27	12
PRIME PUMP - 24/410, 2cc, Custom Color
Gray/Green 24mm Pump (5487C)	$461.35	3,131
Product Information Book	$674.60	4,726
Tote Bag - White - 2 Color Logo Screen
Print - 15 x 13.5 x 4.25 - EROS - SM7329	$80.83	52
Total Inventory Value	$102,758.51

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NOTES RECEIVABLE. The balance of the Notes Receivable as of the 31st day of May 2015:

Notes Receivable	$5000.00

PREPAYMENTS. The balance of the Prepayments as of the 31st day of May 2015:

Prepayments	$141.13
Total Current Assets	$130,366.95

OTHER NON-CURRENT ASSETS.

DEPOSITS. The balance of the Deposits as of the 31st day of May 2015:
Deposits	$9455.00
Total Other Non-Current Assets	$9455.00
TOTAL ASSETS	$147,054.98

C.	Transferred Employees

All payroll and benefit obligations with respect to the Transferred Employees.

D.	Assumed Contracts

1.	CARBONARI S.R.L Distribution Agreement. Distribution Agreement effective as of the 10th of July between REVIV3 Procare, LLC and Carbonari SRL (Distributor).

2.	DEPASQUALE SALON SYSTEMS Distribution Agreement. Distribution Agreement made effective as of the 1st day of August 2014 between REVIV3 Procare, LLC and DePasquale Salon Systems (Distibutor).

3.	First Amendment to Distribution Agreement Between REVIV3 PROCARE LLC and DEPASQUALE SALON SYSTEMS. The letter serves as a First Amendment to the Distribution Agreement dated as of the 1st day of August 2014 between REVIV3 Procare LLC and DePasquale Salon Systems. [Both parties mutually agreed to the following changes of SECTION V. DISTRIBUTOR’S ACTIVITIES and RESPONSIBILITIES – Subsection A6, SECTION VII. PRICING and PAYMENT – Subsection B, SECTION IX. PROMOTION – Subsection B, SECTION XIV. TERMINATION – Subsection B.]

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4.	FINE LINE Distribution Agreement. The Distribution Agreement made as of the 1st of June 2015 by and between REVIV3 Procare, LLC and FineLine Distributors.

5.	PENKO Distribution Agreement. The Distribution Agreement made as of the 1st day of August 2014 by and between REVIV3 Procare, LLC and Penko Beauty LLC.

6.	PRINCESS PROFESSIONAL Distribution Agreement. The Distribution Agreement made as of the 30th day of October 2014 by and between REVIV3 Procare, LLC and Princess Beauty Supply LLC, DBA Princess Professional Salon and Spa Service.

7.	TOTAL IMAGE BEAUTY Distribution Agreement. The Distribution Agreement as of the 1st day of February 2015 by and between REVIV3 Procare, LLC and Total Image Beauty.

8.	LEASE Agreement. The Lease Agreement made as of the 1st day of July 2014 by and between CWCA ARCHIBALD 69, LLC and REVIV3 Procare, LLC for the building located at 9447 London Way, Rancho Cucamonga, California.

ASSUMED LIABILITIES SCHEDULE

All liabilities and obligations in respect of any Assumed Assets, but only to the extent that such liabilities and obligations are required to be performed after the date of this Agreement, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by any Transferor on or prior to the date hereof.

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EXCLUDED ASSETS SCHEDULE

Transferor will retain and not contribute, convey, assign or transfer, and Transferee will not acquire, the following (collectively, the “Excluded Assets”):

(i)             Company records, limited liability company agreement, certificate of organization, minute books, unit transfer records and other records related to the formation and organization of Transferor;

(ii)            Any recovery of cash, assets or other property received by Transferor that represents a return of or on any amounts or obligations previously paid or incurred by Transferor in connection with any Excluded Liability;

(iii)           (A) Benefit plans and contracts of insurance of Transferor for employee group medical, dental and life insurance plans and (B) all insurance policies of Transferor, to the extent that the parties mutually agree that any such items should not be transferred to Transferee; and

(iv)           All rights of Transferor under this Agreement.

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EMPLOYEE SCHEDULE

Roger Davis

Chris Go

[OTHER NAMES]

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